                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                   FORM 8-K/A



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of report (Date of earliest event reported):
                         October 6, 1999 (July 23, 1999)



                                   CNET, Inc.
                                   ----------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


      Delaware                      0-20939               13-3696170
      --------                      -------               ----------
  (STATE OR OTHER               (COMMISSION FILE        (IRS EMPLOYER
   JURISDICTION OF                    NUMBER)         IDENTIFICATION NO.)
   INCORPORATION)



              150 Chestnut Street, San Francisco, California 94111
              ----------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:
                                 (415) 395-7800

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     Effective July 23, 1999, CNET, Inc. (the "Registrant" or the "Company"), acquired GDT S.A., a Swiss Societe Anonyme ("GDT"), for approximately $50 million in cash and stock. In connection with the acquisition, the Registrant issued 429,185 shares of its common stock, having a value of approximately $20 million to certain shareholders of GDT. The number of shares issued was based upon the average closing price of the Registrant's common stock on the Nasdaq National Market, as reported in the West Coast Edition of the Wall Street Journal for the five trading days immediately prior to July 23, 1999. In addition, the Registrant paid the shareholders of GDT $30 million in cash consideration. The purchase price was agreed upon by negotiation among the parties. GDT is an Internet provider of technology product information that has developed a database of product images, descriptions, and specifications. The assets acquired include real property on which GDT's offices are located, in a building partially leased by GDT to a commercial tenant. Part of this building was leased by GDT to a commercial tenant. The Registrant intends to continue these same uses. For more information with respect to the terms of the GDT acquisition, reference is made to the Stock Purchase Agreement filed as Exhibit
2.1 to the Report on Form 8-K filed on August 6, 1999, which is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) Financial Statements of Businesses Acquired.

            Independent Auditor's Report....................................... 3

            Balance Sheets as of December 31, 1998 and 1997.................... 4

            Statement of Operations for the Years Ended
             December 31, 1998 and 1997........................................ 5

            Statement of Cash Flows for the Years Ended
             December 31, 1998 and 1997........................................ 6

            Notes to Financial Statements...................................... 7

        (b) Proforma Financial Information.

            Unaudited Pro Forma Condensed Combined
             Statements of Operations for the Year Ended
             December 31, 1998................................................ 19

            Unaudited Pro Forma Condensed Combined
             Balance Sheets................................................... 20

            Notes to Unaudited Pro Forma Condensed
             Combined Financial Statements.................................... 21


                          INDEPENDENT AUDITORS' REPORT




THE BOARD OF DIRECTORS
GDT S.A.

We have audited the accompanying balance sheets of GDT S.A. as of December 31, 1998 and 1997, and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America and Switzerland. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GDT S.A. as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1998, in conformity with generally accepted accounting principles in Switzerland.

Generally accepted accounting principles in Switzerland vary in certain significant respects from generally accepted accounting principles in the United States. The application of generally accepted accounting principles in the United States would have affected net income (loss) for the years ended December 31, 1998 and 1997 and shareholders' deficit as of December 31, 1998 and 1997 to the extent summarized in Note 14 to the financial statements.

KPMG Fides Peat

/s/ MARIO CASTELNUOVO                        /s/ WILLIAM D. LANEVILE

Lausanne, Switzerland
September 24, 1999

GDT S.A.

Balance Sheets

December 31, 1998 and 1997
(stated in Swiss Francs)

--------------------------------------------------------------------------------


                                                                   1998          1997
                                                               ----------    ----------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                       9,633           253
    Trade accounts receivable                                     155,289            --
    Prepaid expenses                                               23,605         5,776
    Other current assets                                            6,588         7,002
                                                               ----------    ----------
       Total current assets                                       195,115        13,031

Property, plant and equipment, net                              1,712,512     1,547,101
Capitalized organization, research and development costs, net     470,773            --
Other long-term assets                                             13,143        12,980
                                                               ----------    ----------
       Total assets                                             2,391,543     1,573,112
                                                               ==========    ==========
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
    Short-term borrowings                                         239,081       371,960
    Trade accounts payable                                        177,230        38,674
    Accrued expenses and other current liabilities                215,241       146,874
    Current portion of long-term debt                              27,000        27,000
    Deferred income                                               144,544            --
    Lease obligations, current                                     34,069            --
    Due to related parties                                        297,524       105,723
                                                               ----------    ----------
       Total current liabilities                                1,134,689       690,231

Long-term debt payable to banks                                 1,473,000     1,417,470
Lease obligations, long-term                                       54,516            --
                                                               ----------    ----------
       Total liabilities                                        2,662,205     2,107,701
                                                               ==========    ==========
SHAREHOLDERS' DEFICIT:
    Common Shares, CHF 1,000 nominative value per share:
       300 shares authorized, issued and outstanding
       at December 31, 1998 and 1997                              300,000       300,000
    Required reserve                                                  500           500
    Accumulated deficit                                          (571,162)     (835,089)
                                                               ----------    ----------
       Total shareholders' deficit                               (270,662)     (534,589)
                                                               ----------    ----------
Commitments and contingencies
Total liabilities and shareholders' deficit                     2,391,543     1,573,112
                                                               ==========    ==========

See accompanying notes to financial statements

GDT S.A.

Statements of Operations

Years ended December 31, 1998 and 1997
(stated in Swiss Francs)

--------------------------------------------------------------------------------

                                               1998          1997
                                           ----------    ----------

Sales of services                              43,536            --

Consulting revenues                            71,518            --
                                           ----------    ----------
    Total operating revenues                  115,054            --
                                           ----------    ----------

Personnel costs                               520,158       278,776

General and administrative                    261,428        83,499

Consulting services                            89,059            --

Depreciation and amortization                  90,949        55,201
                                           ----------    ----------
    Operating loss                           (846,540)     (417,476)
                                           ----------    ----------

Other income (expense):
    Gain on sale of treasury shares         1,051,578            --
    Financial expenses                       (111,366)     (108,919)
    Building revenues, net                     21,405       125,839
    Capital contribution                           --       108,720
    Other                                     148,850        25,226
                                           ----------    ----------
    Total other income, net                 1,110,467       150,866
                                           ----------    ----------
    Net income (loss)                         263,927      (266,610)
                                           ==========    ==========


See accompanying notes to financial statements

GDT S.A.

Statements of Cash Flows

Years ended December 31, 1998 and 1997
(stated in Swiss Francs)

--------------------------------------------------------------------------------

                                                                 1998            1997
                                                             ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                 263,927        (266,610)
Adjustments to reconcile net income (loss) to net cash used
    in operating activities:
Depreciation of fixed assets                                       77,498          55,201
Amortization of capitalized development costs                      13,451              --
Gain on sale of treasury shares                                (1,051,578)             --
Gain on sale of acquired assets, net                                   --         (36,618)
Capital contribution                                                   --        (108,720)
Capitalized development costs                                    (484,224)             --

Increase (decrease) in cash resulting from changes in:
Prepaid and other current assets                                  (17,415)         16,959
Trade accounts payable                                            138,556           3,901
Trade accounts receivable                                        (155,289)             --
Accruals and other liabilities                                    301,496         146,874
                                                             ------------    ------------
Net cash used in operating activities                            (913,578)       (189,013)
                                                             ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment                        (242,909)        (69,819)
Change in other long-term assets, net                                (163)        (12,980)
                                                             ------------    ------------
Net cash used in investing activities                            (243,072)        (82,799)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from related parties                                   191,801         105,723
Repayment of long-term debt                                            --        (151,261)
Proceeds from long-term debt                                       55,530              --
Change in short-term borrowings                                  (132,879)        208,883
Contribution of capital                                           108,720
Purchase of treasury shares                                      (140,000)             --
Issuance of treasury shares                                     1,191,578              --
                                                             ------------    ------------
Net cash provided by financing activities                       1,166,030         272,065
                                                             ------------    ------------
Net increase in cash and cash equivalents                           9,380             253
Cash and cash equivalents:
    Beginning of period                                               253              --
                                                             ------------    ------------
    End of period                                                   9,633             253
                                                             ============    ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
    Interest                                                      111,366         108,919
    Income taxes                                                       --              --

See accompanying notes to financial statements

GDT S.A.

Notes to Financial Statements

December 31, 1998 and 1997
(stated in Swiss Francs)

--------------------------------------------------------------------------------


1.         BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

           GDT S.A. (the Company or GDT) is established in Switzerland and has developed a database of product images, descriptions, and specifications and is an Internet provider of technology product information.

           PRINCIPLES OF ACCOUNTING

           The accompanying financial statements have been prepared in accordance with the Swiss Code of Obligations and the Swiss Accounting and Reporting Recommendations Committee guidelines (Swiss
           GAAP). There are significant differences between these principles and accounting principles generally accepted in the United States (US
           GAAP). The impacts of these significant differences are discussed in
           Note 14.


2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           CASH AND CASH EQUIVALENTS

           Cash and cash equivalents include liquid investments with original maturity dates of three months or less.

           PROPERTY, PLANT AND EQUIPMENT

           Property, plant and equipment are stated at cost less accumulated depreciation. Fixed assets under capital leases are stated at the present value of minimum lease payments. Depreciation is charged on a straight-line basis over the estimated useful lives of the assets as follows:

                     Buildings and improvements                                               40 years
                     Furniture and equipment                                                  8 years
                     Personal computers and purchased computer software                       3 to 4 years

           INCOME TAXES

           The Company files tax returns in the Canton of Vaud, Switzerland. Income taxes are calculated based on taxable income of the period and are accrued in the same period as the revenues and expenses to which they relate.

GDT S.A.

Notes to Financial Statements

December 31, 1998 and 1997
(stated in Swiss Francs)

--------------------------------------------------------------------------------


2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           Deferred income taxes are determined using the liability method whereby deferred income tax is recognized on temporary differences. Temporary differences between the carrying values of assets or liabilities used for tax purposes and those used for financial reporting purposes arise in one period and reverse in one or more subsequent periods. Management believes that the realization of any tax benefits is uncertain, and, therefore, deferred tax assets are not recognized.

           RESEARCH AND DEVELOPMENT

           During 1998, certain research and development costs have been capitalized, and are being amortized over a period of three years. These capitalized costs, amounting to CHF 484,224 have been included in the 1998 statement of operations as a reduction of personnel and general and administrative costs. Development costs incurred in 1997 have been included in the statement of operations.

           CURRENCY TRANSLATION AND TRANSACTIONS

           The reporting and functional currency for the financial statements of the Company is the Swiss franc (CHF). Foreign-currency denominated assets and liabilities are included in the financial statements by translating the assets and liabilities into the reporting currency at the exchange rates applicable at the end of the reporting period. The statements of operations and cash flows are translated at the average exchange rates during the year. Currency translation and transaction gains or losses arising from transactions in currencies other than the functional currency are included in the statement of operations.

           INVENTORIES

           Inventories are valued at the lower of cost or market. Cost is determined using the weighted average cost method.

           REVENUE RECOGNITION

           License revenue is recognized at the time of contract signing. Maintenance contract revenue is deferred, and recognized ratably over the coverage period. Consulting revenue is recognized at the time services are delivered and when no contractual terms remain unsatisfied. License and maintenance contract revenues are recorded under "Sales of services" on the statements of operations.

           TREASURY STOCK TRANSACTIONS

           The Company records the results of purchases and sales of its own stock directly in the statement of operations.

GDT S.A.

Notes to Financial Statements

December 31, 1998 and 1997
(stated in Swiss Francs)

--------------------------------------------------------------------------------


2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           USE OF ESTIMATES

           The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.


3.         TRADE ACCOUNTS RECEIVABLE

           The Company has experienced no losses on trade accounts receivable.


4.         TRANSACTIONS AND BALANCES WITH RELATED PARTIES

           Amounts due to related parties consist of short-term financing arrangements with members of executive management. As of December 31, 1998, the interest rates on these related party borrowings were 6%. Interest expense incurred on borrowings from related parties for the year ended December 31, 1998 was CHF 11,709. Loans during 1997 were interest free.

           Certain members of executive management also serve on the Board of Directors. Compensation for their services is included currently in the statement of operations in the same period as service.

GDT S.A.

Notes to Financial Statements

December 31, 1998 and 1997
(stated in Swiss Francs)

--------------------------------------------------------------------------------


5.         OTHER CURRENT ASSETS

           Other current assets consist of the following:

                                                    DECEMBER 31,           DECEMBER 31,
                                                       1998                   1997
                                                    ------------           ------------

           Inventories                                  1,444                 3,000
           Other current assets                         5,144                 4,002
                                                     --------               -------
           Total other current assets                   6,588                 7,002
                                                     ========               =======


6.         PROPERTY, PLANT AND EQUIPMENT, NET

           Property, plant and equipment, net, consists of the following:


                                                                 DECEMBER 31,           DECEMBER 31,
                                                                     1998                   1997
                                                                 ------------           -----------
           Land                                                       228,900               228,900
           Building and improvements                                1,736,670             1,736,670
           Furniture and equipment                                     48,469                48,469
           Computer hardware and software                             265,339                22,430
                                                                 ------------           -----------
           Property, plant and equipment, at cost                   2,279,378             2,036,469
                                                                 ------------           -----------
           Less: accumulated depreciation and amortization           (566,866)             (489,368)
                                                                 ------------           -----------
           Total property, plant and equipment, net                 1,712,512             1,547,101
                                                                 ============           ===========

           Assets under capital lease of CHF 80,686 and CHF 0 at December 31, 1998 and 1997, respectively, are included in "Computer hardware and software". Amortization expense of leased assets of CHF 8,145 is included the 1998 statement of operations under "Depreciation and amortization".

GDT S.A.

Notes to Financial Statements

December 31, 1998 and 1997
(stated in Swiss Francs)

--------------------------------------------------------------------------------


7.         LONG-TERM AND OTHER DEBT

           Long-term debt is comprised of the following:


                                                                           DECEMBER 31,           DECEMBER 31,
                                                                               1998                   1997
                                                                           ------------           ------------

           First mortgage, Cantonal Bank of Vaud, 5%,
                Due in 2098                                                   1,200,000             1,176,970
           Second mortgage, Cantonal Bank of Vaud, 6%,
                Due in 2018                                                     300,000               267,500
                                                                            -----------           -----------
           Total long-term debt                                               1,500,000             1,444,470
                                                                            ===========           ===========


           Maturities of long-term debt outstanding at December 31, 1998 for the next five years and thereafter are as follows:

                     1999                                              27,000
                     2000                                              27,000
                     2001                                              27,000
                     2002                                              27,000
                     2003                                              27,000
                     Thereafter                                     1,365,000
                                                                  -----------
                     Total long-term debt                           1,500,000
                     Less current portion                             (27,000)
                                                                  -----------
                     Non-current long-term debt                     1,473,000
                                                                  ===========


           Short-term borrowings as of December 31, 1998 and 1997 are comprised primarily of short-term loans against lines of credit, generally maturing in less than three months. These short-term loans were used to finance the Company's operations and had interest rates of between 7.0% and 7.25% At December 31, 1998 and 1997, the Company had fully utilized these borrowing facilities.

GDT S.A.

Notes to Financial Statements

December 31, 1998 and 1997
(stated in Swiss Francs)

--------------------------------------------------------------------------------


8.         SHAREHOLDERS' DEFICIT

           COMMON SHARES

           The Board of Directors of the Company has authorized the issuance of 300 shares of common stock, nominal value of CHF 1,000 per share.

           During 1998, the Company purchased 140 shares from existing shareholders for a total purchase price of CHF140,000, and immediately resold them to new shareholders. The net gain on this related party transaction of CHF 1,051,578 is recorded in the 1998 statement of operations.


9.         CHANGES IN SHAREHOLDERS' DEFICIT



                                             Common        Required       Accumulated
                                             Shares        Reserve         Deficit           Total

           Balance at January 1, 1997          300,000            500       (568,479)       (267,979)

           Net loss                                 --             --       (266,610)       (266,610)
                                          ------------   ------------   ------------    ------------

           Balance at December 31, 1997        300,000            500       (835,089)       (534,589)

           Net income                               --             --        263,927         263,927
                                          ------------   ------------   ------------    ------------

           Balance at December 31, 1998        300,000            500       (571,162)       (270,662)
                                          ============   ============   ============    ============

GDT S.A.

Notes to Financial Statements

December 31, 1998 and 1997
(stated in Swiss Francs)

--------------------------------------------------------------------------------


10.        BENEFIT PLANS

           The Company contributes to a pension plan for the benefit of its employees. This plan is maintained by an insurance company, and provides for benefit payments in the event of covered individual death, or invalidity.

           Company payments to the plan are determined and funded annually based upon the terms of the plan. Contributions under this plan amounted to CHF 16,809 and CHF 13,241, in 1998 and 1997, respectively.


11.        INCOME AND OTHER TAXES

           The Company has incurred net operating losses during the previous two years, and as a result has paid no income taxes. In light of the uncertainty surrounding future profitability, the Company has not recorded any assets related to the tax benefit of these losses.

           At December 31, 1998, the Company had cumulative net operating loss carry forwards for Swiss federal income tax purposes in Switzerland amounting to CHF 39,535. These cumulative net operating loss carry forwards expire between 2001 and 2002.

           The Company is subject to a capital tax, and various other non-income taxes. These are recognized as incurred, and are included in other non-operating expenses in the statement of operations.


12.        NON OPERATING INCOME (EXPENSE)

           The Company's principal tangible asset is the building where its offices are located. The company leases 60% of the building to tenants at a monthly rate of CHF 6,445. Revenues, and expenses directly related to the leased space are recorded net in the statement of operations under "Building revenues, net". As the Company expands, it expects to fully use the building. The Company does not consider itself to be in the business of real estate.

GDT S.A.

Notes to Financial Statements

December 31, 1998 and 1997
(stated in Swiss Francs)

--------------------------------------------------------------------------------


12.        NON OPERATING INCOME (EXPENSE) (CONTINUED)

           During 1997, one of the principal shareholders made a capital contribution of CHF 108,720, for which he received no additional shares. This amount is included in the 1997 statement of operations under "Capital contribution".

           During 1997, the Company received physical assets from a related party in lieu of rent payments. Due to the uncertainty surrounding their marketability, they were recorded in the balance sheet at no cost. These assets were subsequently sold, realizing gains of CHF 151,375 and CHF 36,618 in 1998 and 1997, respectively, which are included in the statements of operations under the caption "Other".


13.        COMMITMENTS AND CONTINGENCIES

           CAPITAL  LEASES

           The Company leases certain of its equipment under capital leases. The future minimum lease payments under capital leases are as follows at December 31, 1998:

                     Within one year                                   34,608
                     Within two years                                  30,275
                     Within three years                                25,319
                                                                       ------
                     Total                                             90,202
                                                                       ------
                     Less amount representing interest                 (1,617)
                                                                       88,585
                                                                       ======

           Amortization of assets under capital leases in included in "Depreciation and amortization" in the statement of operations.

           LEGAL

           The Company's management is not aware of any legal proceedings against it incidental to its normal course of business.

GDT S.A.

Notes to Financial Statements

December 31, 1998 and 1997
(stated in Swiss Francs)

--------------------------------------------------------------------------------


14.        SWISS GAAP TO U.S. GAAP RECONCILIATION

           The audited financial statements have been prepared and are presented in accordance with Swiss GAAP, which differs in certain significant respects from generally accepted accounting principles in the United States (U.S. GAAP).

           The following is a summary of significant adjustments to net income
           (loss) and shareholders' deficit for GDT S.A. that would be required if U.S. GAAP were applied instead of Swiss GAAP:

                                                                            Year ended            Year ended
                                                                           December 31,          December 31,
                                                                               1998                  1997
                                                                           ------------          ------------

Net income (loss) as reported in the
 statements of operations under Swiss GAAP                                       263,927           (266,610)

Adjustments to conform with U.S. GAAP:
    Treasury stock transactions                                               (1,051,578)                --
    Deferred revenues                                                            (29,056)                --
    Gain on non-monetary transaction                                            (151,375)           151,375
    Capitalized organization, research and development costs                    (470,773)                --
    Capital contribution                                                              --           (108,720)
                                                                              ----------           --------
Net loss under U.S. GAAP                                                      (1,136,105)          (223,955)
                                                                              ==========           ========

GDT S.A.

Notes to Financial Statements

December 31, 1998 and 1997
(stated in Swiss Francs)

--------------------------------------------------------------------------------


14.        SWISS GAAP TO U.S. GAAP RECONCILIATION (CONTINUED)

                                                                               Year ended         Year ended
                                                                              December 31,       December 31,
                                                                                  1998               1997
                                                                              ------------       ------------
Shareholders' deficit as reported in the balance sheets
    under Swiss GAAP                                                            (270,662)          (534,589)

Adjustments to conform with U.S. GAAP:
    Gain on non-monetary transaction                                                                151,375
    Capitalized organization, research, and development costs                   (470,773)                --
    Deferred revenues                                                            (29,056)                --
                                                                                --------           --------
Shareholders' deficit in accordance with U.S. GAAP                              (770,491)          (383,214)
                                                                                ========           ========



           TREASURY STOCK TRANSACTIONS

           Under Swiss GAAP, companies are allowed to record the results of purchases and sales of their own stock directly in the statement of operations. Under U.S. GAAP, treasury stock purchases are to be recorded at cost and are shown as a deduction from shareholder's equity. Sales of treasury stock are recorded directly in the statement of shareholder's equity and any gains or losses are recorded in additional paid-in capital.

           DEFERRED REVENUES

           Sales of licenses are allowed to be recorded as revenue under Swiss GAAP at the moment of commitment by the purchaser. Under US GAAP, these revenues are to be recognized over the license period. In the case of licenses, revenue would be recognized over the license period, generally twelve months.

GDT S.A.

Notes to Financial Statements

December 31, 1998 and 1997
(stated in Swiss Francs)

--------------------------------------------------------------------------------


14.        SWISS GAAP TO U.S. GAAP RECONCILIATION (CONTINUED)

           CAPITAL CONTRIBUTIONS

           Under Swiss GAAP, contributions by shareholders may be recorded directly in the statement of operations. Under US GAAP, capital contributions are to be recorded in the statement of shareholders' equity.

           CAPITALIZED ORGANIZATION, RESEARCH AND DEVELOPMENT COSTS

           Under Swiss GAAP, certain organization, research and development costs are allowed to be capitalized, and amortized over their expected useful lives. Under US GAAP, these costs are expensed as incurred.

           NON-MONETARY TRANSACTIONS

           Under Swiss GAAP, gains on non-monetary transactions are recorded when realized. Under US GAAP, exchanges on non-monetary assets are recorded at their fair values, based on the most readily determinable asset valuations.

           COMPREHENSIVE INCOME (LOSS)

           The Company has no significant items of comprehensive income (loss), and consequently, comprehensive income (loss) is the same as net income (loss) for all periods presented.

                    CNET AND GDT S.A. -- UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements, including the notes thereto, give effect to the July 23, 1999 acquisition of GDT S.A. ("GDT") by CNET for approximately $50 million in cash and stock in a transaction accounted for as a purchase. In connection with the acquisition, CNET paid $30 million in cash and issued 429,185 shares of its common stock, having a value of approximately $20 million, to the shareholders of GDT. The condensed combined financial statements are based on and are qualified in their entirely by reference to, and should be read in conjunction with, the consolidated financial statements of CNET, as previously filed, and GDT, included herein.

     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 gives effect to the acquisition of GDT as if it had occurred on January 1, 1998. The unaudited pro forma condensed combined balance sheet as of December 31, 1998 give effect to the acquisition of GDT as if the acquisition had occurred on that date.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been consummated at January 1, 1998, nor is it necessarily indicative of future operating results or financial position.

CNET AND GDT
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 1998


                                                                     CNET                GDT           Pro Forma         Pro Forma
                                                                                                      Adjustments        Combined

Revenues
           Internet Revenue                                        49,374,195            59,425                          49,433,620
           Television                                               7,057,885                                             7,057,885
                                                                  -----------         ---------                         -----------
                       Total operating revenue                     56,432,080            59,425                          56,491,505
                                                                  -----------         ---------                         -----------

Cost of revenue
           Internet                                                23,291,215                                            23,291,215
           Television                                               6,741,133                 0                           6,741,133
                                                                  -----------         ---------                         -----------
                       Total cost of revenue                       30,032,348                 0                          30,032,348

                       Gross Profit (Deficit)                      26,399,732            59,425                          26,459,157
                                                                  -----------         ---------                         -----------


           Operating expenses
                       Sales and marketing                         14,530,355                 0                          14,530,355
                       Development                                  3,454,387           700,830                           4,155,217
                       General and administrative                   6,806,886           288,935        16,853,000 (e)    23,948,821
                       Unusual items                                 (921,839)                                             (921,839)
                                                                  -----------         ---------       -----------       -----------

                       Total operating expenses                    23,869,789           989,765        16,853,000        41,712,554
                                                                  -----------         ---------       -----------       -----------

                       Operating income (loss)                      2,529,943          (930,340)      (16,853,000)      (15,253,397)
                                                                  -----------         ---------       -----------       -----------

           Other income (expenses)

                       Equity losses                              (11,795,944)                                          (11,795,944)
                       Gain on sale of equity investment           10,450,342                                            10,450,342
                       Interest income (expense), net               1,415,616           (76,954)                          1,338,662
                       Other                                                             13,046                              13,046
                                                                  -----------         ---------                         -----------

                       Total other income, net                         70,014           (63,908)                              6,106
                                                                  -----------         ---------                         -----------

                       Net income (loss)                            2,599,957          (994,248)      (16,853,000)      (15,247,291)
                                                                  ===========         =========       ===========       ===========

           Basic net income (loss) per share                             0.08                                                 (0.47)

           Diluted net income (loss) per share                           0.07                                                 (0.47)

           Shares used in calculating basic per share data         31,932,530                             429,185        32,361,715

           Shares used in calculating diluted per share data       34,852,938                             429,185        32,361,715

CNET AND GDT
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
DECEMBER 31, 1998


                                                              CNET               GDT           Pro Forma             Pro Forma
                                                                                               Adjustments           Combined

Assets

Current Assets
          Cash and cash equivalents                         51,533,655             6,986       (30,000,000) (a)      21,540,641
          Trade accounts receivable                         15,074,639           112,616                             15,187,255
          Accounts receivable, related party                 1,710,745                 0                              1,710,745
          Other current assets                               1,704,765            21,896                              1,726,661
          Restricted cash                                      945,330                 0                                945,330
                                                           -----------         ---------                            -----------

                      Total current assets                  70,969,134           141,498                             71,110,632
                                                           -----------         ---------                            -----------

          Property, plant, and equipment, net               15,325,512         1,241,914                             16,567,426
          Other long-term assets                             2,059,806             9,531        50,559,000  (b)      52,628,337
                                                           -----------         ---------       -----------          -----------

                      Total assets                          88,354,452         1,392,943        20,559,000          110,306,395
                                                           ===========         =========       ===========          ===========

Liabilities and stockholders' equity
Current liabilities
          Trade accounts payable                             3,476,654           128,527                              3,605,181
          Accrued and other liabilities                      6,592,819           455,371                              7,048,190
          Current portion of long-term debt                  1,112,512            44,287                              1,156,799
          Due to related parties                                     0           215,764                                215,764
                                                           -----------         ---------                            -----------

                      Total current liabilities             11,181,985           843,949                             12,025,934
                                                           -----------         ---------                            -----------

          Long-term debt                                       569,245         1,107,754                              1,676,999
                                                           -----------         ---------                            -----------

                      Total liabilities                     11,751,230         1,951,703                             13,702,933
                                                           -----------         ---------                            -----------

Stockholders' equity
          Common stock                                           3,412           217,923          (217,923) (c)           3,455
                                                                                                        43  (d)
          Additional paid in capital                       127,770,245                          20,000,197  (d)     147,770,442

          Accumulated deficit                              (51,170,435)         (776,683)          776,683  (c)     (51,170,435)
                                                           -----------         ---------       -----------          -----------

                      Total shareholders' equity            76,603,222          (558,760)       20,559,000           96,603,462
                                                           -----------         ---------       -----------          -----------

          Total liabilities and shareholders' equity        88,354,452         1,392,943        20,559,000          110,306,395
                                                           ===========         =========       ===========          ===========

    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) Basis of Presentation

     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 gives effect to the acquisition of GDT as if it had occurred on January 1, 1998. The unaudited pro forma condensed combined balance sheet as of December 31, 1998 gives effect to the acquisition of GDT as if the acquisition had occurred on that date. The condensed combined financial statements, including the notes thereto, should be read in conjunction with the consolidated financial statements of CNET, as previously filed, and GDT, included herein.

     The GDT financial statements have been converted to US GAAP and certain reclassifications have been made to conform to CNET's account classifications. The balance sheet has been converted using a rate of 1.38 Swiss francs to 1.0 US Dollar as of December 31, 1998. The income statement has been converted from Swiss francs to US Dollars at an average rate of 1.45 Swiss franc to 1.0 US Dollar for the year ended December 31, 1998.

(2) Pro Forma Adjustments

(a) Reflects the cash paid by CNET for the acquisition of GDT.

(b) Reflects $50.559 million of the purchase price that is allocated to goodwill, which will be amortized over 3 years.

     The purchase price was allocated based on the estimated fair value of the acquired assets and liabilities. The allocation is as follows (in thousands):

Assets Acquired
         Cash                                                 $     7
         Accounts receivable, net                                 113
         Property, plant, and equipment                         1,242
         Other assets                                              31
Liabilities Assumed                                            (1,952)
                                                              -------
Net Liabilities Assumed                                           559
Purchase Price                                                 50,000
                                                              -------
Goodwill                                                       50,559

(c) Reflects the elimination of GDT common stock and accumulated deficit.

(d) Reflects the 429,185 shares of CNET's common stock issued for the acquisition of GDT.

(e) Reflects one year amortization of goodwill.

(3) Pro Forma Loss Per Share

     The pro forma basic and diluted net loss per share calculation assumes that the 429,185 shares of CNET's common stock issued in the acquisition were outstanding for the entire year.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: October 6, 1999            CNET, INC.


                                       By: /s/ DOUGLAS N. WOODRUM
                                           -------------------------------------
                                           Douglas N. Woodrum
                                           Chief Financial Officer

                                INDEX TO EXHIBITS


                Exhibit
                Number     Description
                ------     -----------

                  23.1     Consent of KPMG Fides Peat